Exhibit 99.1
Velo3D Announces 119% Year Over Year Revenue Growth for the
Third Quarter of 2022
Path to Profitability Driven by Strong Demand and Improved Efficiency
Q3 Bookings Growth / Increased Backlog by 20% Sequentially
Third Quarter Results Impacted by Supply Chain Shortages

•Continued revenue growth – up 119% year over year
•Strong demand – $27 million in new bookings / backlog at $66 million
•New customer expansion –2 European OEMs, U.S. automotive sector
•Updated 2022 revenue guidance of $75-$80M – result of supply chain disruptions causing Q322 shipment delays and potential Q422 impact

CAMPBELL, Calif., Nov. 8, 2022 - Velo3D, Inc. (NYSE: VLD), a leading additive manufacturing technology company for mission-critical metal parts, today announced financial results for its third fiscal quarter of 2022.

“Our third quarter performance reflects solid execution as we again posted strong year over year revenue growth, increased our sizeable backlog and expanded our new and existing customer footprint,” said Benny Buller, CEO of Velo3D. “However, our third quarter financial results were primarily impacted by key component shortages which affected our production schedule, resulting in certain system shipment delays. We have instituted a number of strategic initiatives to address these challenges and are confident in achieving our fourth quarter financial forecasts. As a result of the shipment delays, and potential fourth quarter supply chain and production disruptions, we are reducing our 2022 revenue forecast from $89 million to a range of $75 million to $80 million.”

“Specifically, demand for our industry-leading Sapphire family of systems remains high as we expanded both our new and existing customer footprint during the quarter. For example, new customer additions included two marquee European aerospace OEMs as well as our first sale to a strategic, Fortune 100, U.S. automotive manufacturer. Additionally, we had three customers purchasing multiple systems, reinforcing our credibility as a technology leader in the AM market. We also booked $27 million in new orders in the third quarter and our backlog now totals $66 million. This success provides significant revenue visibility for the fourth quarter as well as building a strong foundation for future growth as we enter 2023.”

“Looking forward, we remain very excited about the future as our bookings and backlog growth reflect the increasing adoption of our technology. We are confident that we have a clear path to profitability given our current capital resources. We expect to achieve this by leveraging our strong top line growth, our focus on rapidly accelerating production efficiency, prudent expense and working capital management and a return to normalized pricing. As a result, we believe we are well positioned to profitably capitalize on the rapidly expanding market for mission critical, high value metal parts,” concluded Buller.

($ in Millions, except percentages and per-share data)	3rd Quarter 2022	2nd Quarter 2022	3rd Quarter 2021
GAAP revenue	$19.1	$19.6	$8.7
GAAP gross margin	(0.6%)	6.3%	16.9%
GAAP net income (loss)[1]	($75.2)	$128.0	($66.6)
GAAP net income (loss) per diluted share	($0.41)	$0.63	($3.36)

Non-GAAP net loss[2]	($22.5)	($21.0)	($14.6)
Non-GAAP net loss per diluted share[2]	($0.12)	($0.10)	($0.74)
Cash and Investments	$113	$142	$297

Information about Velo3D’s use of non-GAAP information, including a reconciliation to U.S. GAAP, is provided at the end of this release.
1.Reconciliations to U.S. generally accepted accounting principles (GAAP) financial measures are presented below under “Non-GAAP Financial Information”.
2.Non-GAAP net loss and non-GAAP net loss per diluted share exclude stock-based compensation expense, and fair value adjustments for the Company’s warrants and earnout liabilities, as well as, in the three months ended September 30, 2021, transaction costs related to the JAWS Spitfire merger transaction and charge related to the loss on fair value on the convertible note modification in conjunction with the merger transaction.

Summary of Third Quarter 2022 results
Revenue for the third quarter was $19.1 million, in line with the second quarter of 2022 and an increase of 119% compared to the third quarter of 2021. Compared to our original 2022 plan, third quarter 2022 revenue reflected the impact of system shipment delays due to supply chain component shortages and production constraints. On a sequential basis, year of sale revenue was impacted by system sales mix as well as a higher proportion of launch customer shipments than in the second quarter. This impact was partially offset by higher recurring revenue due to a greater number of systems in the field. The year over year improvement in revenue was primarily driven by increased system sales and a more favorable mix of Sapphire XC system sales resulting in an increase in average selling price.

Gross margin for the quarter was negative 1% and down sequentially due to the margin impact of an increased number of launch customer deliveries for the company’s Sapphire XC systems and higher than expected inventory adjustment charges associated with the production of its Sapphire XC product. Labor and overhead costs for the third quarter were in line with forecasts and the company expects further improvement in its bill of material costs through the first half of 2023.

Operating expenses for the quarter were in line with the second quarter at $27.8 million. General and administrative cost increased due to re-allocations of facilities and IT costs between departments, higher professional services and taxes. Research and development expenses and selling and marketing expenses decreased slightly due to the above re-allocations. Non-GAAP operating expenses, which excludes, among other items, stock-based compensation expense of $5.2 million, was $22.7 million in the three months ended September 30, 2022.

Net loss for the quarter was $75.2 million and reflected a loss of $47.5 million on the fair value of warrants and contingent liabilities. Non-GAAP net loss, which excludes, among other items, the gain on fair value of warrants and contingent earnout liabilities as well as stock-based compensation, was $22.5 million in the three months ended September 30, 2022. Adjusted EBITDA for the quarter, excluding the same metrics, was a loss of $21.2 million. For more information regarding the company’s non-GAAP financial measures, see “Non-GAAP Financial Information” below.

The company ended the quarter with a strong balance sheet with $113 million in cash and investments. As a result, the company believes it has the liquidity for ongoing technology investments as well as providing the resources needed to fund its growth plans.

Guidance
Given its strong bookings and significant backlog, the company expects fourth quarter sequential revenue growth in the range of 25-50%. However, due to the impact of the third quarter shipment delays as well as potential fourth quarter supply chain and production disruptions, the company now expects 2022 revenue to be in the range of $75-$80 million compared to its previous guidance of $89 million.

Additional information for fiscal year 2022:
•The company shipped its final launch customer system in the fourth quarter.
•The company expects fourth quarter revenue in the range of $24 to $29 million.

The company will host a conference call for investors this afternoon to discuss its third quarter 2022 performance at 2:00 p.m. Pacific Time. The call will be webcast and can be accessed from the Events page of the Investor Relations section of Velo3D’s website at https://ir.velo3d.com/.

About Velo3D:
Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.
Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The end-to-end solution includes the Flow™ print preparation software, the Sapphire® family of printers, and the Assure™ quality control system—all of which are powered by Velo3D’s Intelligent Fusion™ manufacturing process. The company delivered its first Sapphire® system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy, and Lam Research. Velo3D has been named to San Francisco Chronicle’s prestigious annual list of Top Workplaces in the Bay Area 2022. For more information, please visit velo3d.com, or follow the company on LinkedIn or Twitter.

VELO, VELO3D, SAPPHIRE and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc.
###

Investor Relations:
Velo3D
Bob Okunski, VP Investor Relations
investors@velo3d.com

Media Contact:
Velo3D
Dan Sorensen, Senior Director of PR
dan.sorensen@velo3d.com

Amounts herein pertaining to September 30, 2022 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (the “SEC”). More information on our results of operations for the three months ended September 30, 2022 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC.

Forward-Looking Statements:
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s guidance for the fourth quarter and full year 2022 (including the company’s estimates for revenue and revenue growth), the company’s expectations regarding its ability to achieve profitability, its improved bill of materials costs during the first half of 2023 and its strong foundation for continued growth in 2023, the company’s strategic priorities for 2022 and 2023 (including the company’s market and customer expansion plans), the company’s expectations regarding its liquidity and capital requirements, and the company’s other expectations, hopes, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “FY 2021 10-K”), which was filed by the company with the SEC on March 28, 2022 and the other documents filed by the company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to recognize the anticipated benefits of the merger transaction, which may be affected by, among other things, competition, the ability of the company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) costs related to the merger transaction; (3) changes in the applicable laws or regulations; (4) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; (5) the impact of the global COVID-19 pandemic; and (6) other risks and uncertainties indicated from time to time described in the FY 2021 10-K, including those under

“Risk Factors” therein, and in the company’s other filings with the SEC. The company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Information

The company uses non-GAAP financial measures to help it make strategic decisions, establish budgets and operational goals for managing its business, analyze its financial results and evaluate its performance. The company also believes that the presentation of these non-GAAP financial measures in this release provides an additional tool for investors to use in comparing the company’s core business and results of operations over multiple periods. However, the non-GAAP financial measures presented in this release may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP financial measures presented in this release should not be considered as the sole measure of the company’s performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with generally accepted accounting principles accepted in the United States (“GAAP”).

The information in the table below sets forth the non-GAAP financial measures that the company uses in this release. Because of the limitations associated with these non-GAAP financial measures, “Non-GAAP Net Loss”, “EBITDA”, “Adjusted EBITDA”, and “Adjusted Operating Expenses”, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The company compensates for these limitations by relying primarily on its GAAP results and using Non-GAAP Net Loss, EBITDA, Adjusted EBITDA, and Adjusted Operating Expenses on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate the company's business.

The following tables reconcile Net income (loss) to Non-GAAP Net Loss, EBITDA, and Adjusted EBITDA and Total Operating Expenses to Adjusted Operating Expenses during the three months ended September 30, 2022 and 2021, the nine months ended September 30, 2022 and 2021 and the three months ended June 30, 2022 and 2021:

Velo3D, Inc.
NON-GAAP Net Loss Reconciliation
(Unaudited)

	Three months ended				Nine months ended				Three months ended
	September 30,		September 30,		September 30,		September 30,		June 30,		June 30,
	2022		2021		2022		2021		2022		2021
	(In thousands, except share and per share data)
		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev
Revenues	$19,115	100%	$8,711	100%	$50,977	100%	$17,029	100%	$19,644	100%	$7,146	100%
Gross profit	(121)	(0.6)%	1,474	16.9%	1,126	2.2%	3,268	19.2%	1,232	6.3%	2,184	30.6%
Net income (loss)	$(75,195)	(393.4)%	$(66,578)	(764.3)%	$(12,587)	(24.7)%	$(92,663)	(544.1)%	$127,950	651.3%	$(12,538)	(175.5)%
Stock-based compensation	5,157	27.0%	676	7.8%	15,090	29.6%	1,751	10.3%	4,976	25.3%	760	10.6%
Loss on the convertible note modification	—	—%	50,577	580.6%	—	—%	50,577	297.0%	—	—%	—	—%
(Gain) loss on fair value of warrants	6,612	34.6%	1,892	21.7%	(11,039)	(21.7)%	3,633	21.3%	(23,665)	(120.5)%	227	3.2%
(Gain) loss on fair value of contingent earnout liabilities	40,885	213.9%	(2,014)	(23.1)%	(58,110)	(114.0)%	(2,014)	(11.8)%	(130,227)	(662.9)%	—	—%
Merger related transactional costs	—	—%	846	9.7%	—	—%	4,360	25.6%	—	—%	1,583	22.2%
Non-GAAP Net loss	$(22,541)	(117.9)%	$(14,601)	(167.6)%	$(66,646)	(130.7)%	$(34,356)	(201.7)%	$(20,966)	(106.7)%	$(9,968)	(139.5)%

Velo3D, Inc.
NON-GAAP Adjusted EBITDA Reconciliation
(Unaudited)

	Three months ended				Nine months ended				Three months ended
	September 30,		September 30,		September 30,		September 30,		June 30,		June 30,
	2022		2021		2022		2021		2022		2021
	(In thousands)
		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev
Revenues	$19,115	100%	$8,711	100%	$50,977	100%	$17,029	100%	$19,644	100%	$7,146	100%
Net income (loss)	$(75,195)	(393.4)%	$(66,578)	(764.3)%	$(12,587)	(24.7)%	$(92,663)	(544.1)%	$127,950	651.3%	$(12,538)	(175.5)%
Interest expense	129	0.7%	986	11.3%	362	0.7%	1,630	9.6%	92	0.5%	524	7.3%
Tax expense	—	—%	—	—%	—	—%	—	—%	—	—%	—	—%
Depreciation and amortization	1,220	6.4%	584	6.7%	3,328	6.5%	1,276	7.5%	1,087	5.5%	329	4.6%
EBITDA	(73,846)	(386.3)%	(65,008)	(746.3)%	(8,897)	(17.5)%	(89,757)	(527.1)%	129,129	657.3%	(11,685)	(163.5)%
Stock-based compensation	5,157	27.0%	676	7.8%	15,090	29.6%	1,751	10.3%	4,976	25.3%	760	10.6%
(Gain) loss on fair value of warrants	6,612	34.6%	1,892	21.7%	(11,039)	(21.7)%	3,633	21.3%	(23,665)	(120.5)%	227	3.2%
(Gain) loss on fair value of contingent earnout liabilities	40,885	213.9%	(2,014)	(23.1)%	(58,110)	(114.0)%	(2,014)	(11.8)%	(130,227)	(662.9)%	—	—%
Adjusted EBITDA	$(21,192)	(110.9)%	$(64,454)	(739.9)%	$(62,956)	(123.5)%	$(86,387)	(507.3)%	$(19,787)	(100.7)%	$(10,698)	(149.7)%
Merger related transactional costs	—	—%	846	9.7%	—	—%	4,360	25.6%	—	—%	1,583	22.2%
Loss on the convertible note modification	$—	—%	50,577	580.6%	—	—%	50,577	297.0%	—	—%	—	—%
Adjusted EBITDA excluding merger related transactional costs and loss on fair value on the convertible note modification	$(21,192)	(110.9)%	$(13,031)	(149.6)%	$(62,956)	(123.5)%	$(31,450)	(184.7)%	$(19,787)	(100.7)%	$(9,115)	(127.6)%

Velo3D, Inc.
NON-GAAP Adjusted Operating Expenses Reconciliation
(Unaudited)

	Three months ended				Nine months ended				Three months ended
	September 30,		September 30,		September 30,		September 30,		June 30,		June 30,
	2022		2021		2022		2021		2022		2021
	(In thousands)
		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev
Revenues	$19,115	100%	$8,711	100%	$50,977	100%	$17,029	100%	$19,644	100%	$7,146	100%
Operating expenses
Research and development	12,558	65.7%	7,987	91.7%	38,438	75.4%	19,081	112.1%	12,965	66.0%	6,399	89.5%
Selling and marketing	5,632	29.5%	3,346	38.4%	17,864	35.0%	7,706	45.3%	6,249	31.8%	2,337	32.7%
General and administrative	9,642	50.4%	5,158	59.2%	27,191	53.3%	15,162	89.0%	8,259	42.0%	5,218	73.0%
Total operating expenses	27,832	145.6%	16,491	189.3%	83,493	163.8%	41,949	246.3%	27,473	139.9%	13,954	195.3%
Stock-based compensation	5,157	27.0%	676	7.8%	15,090	29.6%	1,751	10.3%	4,976	25.3%	760	10.6%
Merger related transactional costs	—	—%	846	9.7%	—	—%	4,360	25.6%	—	—%	1,583	22.2%
Adjusted operating expenses	$22,675	118.6%	$14,969	171.8%	$68,403	134.2%	$35,838	210.5%	$22,497	114.5%	$11,611	162.5%

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Revenue
3D Printer	$16,537	$17,615	$7,281	$44,336	$13,594
Recurring payment	1,183	934	596	3,042	1,231
Support services	1,395	1,095	834	3,599	2,204
Total Revenue	19,115	19,644	8,711	50,977	17,029
Cost of revenue
3D Printer	16,574	15,633	5,692	42,686	10,174
Recurring payment	656	685	418	2,059	862
Support services	2,006	2,094	1,127	5,106	2,725
Total cost of revenue	19,236	18,412	7,237	49,851	13,761
Gross profit	(121)	1,232	1,474	1,126	3,268
Operating expenses
Research and development	12,558	12,965	7,987	38,438	19,081
Selling and marketing	5,632	6,249	3,346	17,864	7,706
General and administrative	9,642	8,259	5,158	27,191	15,162
Total operating expenses	27,832	27,473	16,491	83,493	41,949
Loss from operations	(27,953)	(26,241)	(15,017)	(82,367)	(38,681)
Interest expense	(129)	(92)	(986)	(362)	(1,630)
Loss on the convertible note modification	—		(50,577)	—	(50,577)
Gain (loss) on fair value of warrants	(6,612)	23,665	(1,892)	11,039	(3,633)
Gain (loss) on fair value of contingent earnout liabilities	(40,885)	130,227	2,014	58,110	2,014
Other income (expense), net	384	391	(120)	993	(156)
Income (loss) before provision for income taxes	(75,195)	127,950	(66,578)	(12,587)	(92,663)
Provision for income taxes	—	—	—	—	—
Net income (loss)	$(75,195)	$127,950	$(66,578)	$(12,587)	$(92,663)

Net income (loss) per share:
Basic	$(0.41)	$0.69	$(3.36)	$(0.07)	$(5.34)
Diluted	$(0.41)	$0.63	$(3.36)	$(0.07)	$(5.34)
Shares used in computing net income (loss) per share:
Basic	185,560,177	184,282,194	19,793,863	184,454,371	17,348,557
Diluted	185,560,177	202,326,053	19,793,863	184,454,371	17,348,557

Net income (loss)	$(75,195)	$127,950	$(66,578)	$(12,587)	$(92,663)
Net unrealized holding loss on available-for-sale investments	(178)	(335)	—	(1,121)	—
Other comprehensive income (loss)	$(75,373)	$127,615	$(66,578)	$(13,708)	$(92,663)

Velo3D, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$40,347	$207,602
Short-term investments	72,478	15,483
Accounts receivable, net	20,922	12,778
Inventories	69,313	22,479
Contract assets	2,370	274
Prepaid expenses and other current assets	4,623	9,458
Total current assets	210,053	268,074
Property and equipment, net	19,208	10,046
Equipment on lease, net	8,084	8,366
Other assets	19,208	16,231
Total assets	$256,553	$302,717
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,134	$9,882
Accrued expenses and other current liabilities	19,682	9,414
Debt – current portion	4,954	5,114
Contract liabilities	26,041	22,252
Total current liabilities	64,811	46,662
Long-term debt – less current portion	1,356	2,956
Contingent earnout liabilities	53,377	111,487
Warrant liabilities	10,836	21,705
Other noncurrent liabilities	13,303	9,492
Total liabilities	143,683	192,302
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value - 500,000,000 shares authorized at September 30, 2022 and December 31, 2021, 186,412,818 and 183,232,494 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	356,457	340,294
Accumulated other comprehensive loss	(1,135)	(14)
Accumulated deficit	(242,454)	(229,867)
Total stockholders’ equity	112,870	110,415
Total liabilities and stockholders’ equity	$256,553	$302,717

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended
	September 30,	September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(12,587)	$(92,663)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3,328	1,276
Stock-based compensation	15,090	1,751
Loss on the convertible note modification	—	50,577
(Gain) loss on fair value of warrants	(11,039)	3,633
Gain on fair value of contingent earnout liabilities	(58,110)	(2,014)
Changes in assets and liabilities
Accounts receivable	(8,144)	(5,326)
Inventories	(41,807)	(3,022)
Contract assets	(2,096)	1,523
Prepaid expenses and other current assets	7,342	(1,767)
Other assets	(2,977)	(2,407)
Accounts payable	1,177	(252)
Accrued expenses and other liabilities	10,148	3,400
Contract liabilities	3,789	12,414
Other noncurrent liabilities	3,732	1,611
Net cash used in operating activities	(92,154)	(31,266)
Cash flows from investing activities
Purchase of property and equipment	(12,228)	(1,534)
Production of equipment for lease to customers	(4,174)	(6,919)
Purchases of available-for-sale investments	(87,655)	—
Proceeds from maturities of available-for-sale investments	29,550	—
Net cash used in investing activities	(74,507)	(8,453)
Cash flows from financing activities
Proceeds from loan refinance, net of issuance costs	6,664	—
Repayment of loans in connection with loan refinance	(8,089)	—
Proceeds from Merger	—	143,183
Proceeds from PIPE financing	—	155,000
Proceeds from loan refinance	—	19,339
Repayment of term loan	—	(4,997)
Repayment of property and equipment loan	(355)	(833)
Proceeds from term loan revolver facility	—	3,000
Proceeds from convertible notes	—	5,000
Proceeds from equipment loans	—	5,419
Repayment of equipment loans	—	(1,878)
Issuance of common stock upon exercise of stock options	1,243	313
Net cash (used in) provided by financing activities	(537)	323,546
Effect of exchange rate changes on cash and cash equivalents	(57)	—
Net change in cash and cash equivalents	(167,255)	283,827
Cash and cash equivalents and restricted cash at beginning of period	208,402	15,517
Cash and cash equivalents and restricted cash at end of period	$41,147	$299,344

Supplemental disclosure of cash flow information
Cash paid for interest	$253	$857
Supplemental disclosure of non-cash information
Conversion of warrants into redeemable convertible preferred stock, net settlement	—	899
Conversion of convertible notes to Series D redeemable convertible preferred stock	—	5,000
Conversion of redeemable convertible preferred stock into common stock	—	180,180
Conversion of warrants into common stock, net settlement	—	3,635
Reclassification of warrants liability upon the reverse recapitalization	—	21,051
Reclassification of contingent earnout liability upon the reverse recapitalization	—	120,763
Issuance of common stock warrants in connection with financing	—	316
Issuance of common stock warrants in connection with refinancing	170
Unpaid liabilities related to property and equipment	—	3,231
Unpaid merger transactional costs	—	19,313

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets to the total of such amounts shown on the condensed consolidated statements of cash flows:

	Nine Months Ended
	September 30,	September 30,
	2022	2021

Cash and cash equivalents	$40,347	$296,826
Restricted cash (Other assets)	800	2,518
Total cash and cash equivalents, and restricted cash	$41,147	$299,344